UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 23, 2008 (December 22, 2008)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported, on December 17, 2008, Michael J. Havala resigned as Chief Financial Officer of First Industrial Realty Trust, Inc. (the “Company”).
     On December 22, 2008, the Company and Mr. Havala entered into a Separation and Release Agreement (the “Havala Separation Agreement”). The agreement sets forth the terms of Mr. Havala’s departure from the Company.
     Under the Havala Separation Agreement, which was made effective as of the date of Mr. Havala’s resignation, Mr. Havala will receive, among other things, a lump sum payment in the amount of $1,648,709 and continuing coverage under the Company’s health plans for three years. All shares of restricted stock owned by Mr. Havala became vested on December 17, 2008. As a condition of receiving the benefits provided by the Havala Separation Agreement, Mr. Havala entered into a mutual release agreement with the Company. Consistent with his employment agreement, through December 17, 2009, Mr. Havala will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Separation and Release Agreement between First Industrial Realty Trust, Inc. and Michael J. Havala dated December 22, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: December 23, 2008